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                                                                   EXHIBIT 4.16

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDEGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                                  HOME  DIRECTOR,  INC.

                                     WARRANT
                             Dated: February 6, 2002

     THIS CERTIFIES THAT Don Witmer with his address at 2006 Margot Place, San Jose, California 95125 (herein sometimes called the "Holder") is entitled to purchase from Home Director, Inc., a Delaware corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to 1,571,429 shares of common stock, par value $.001 per share, of the Company ("Common Stock"). This Warrant (the "Warrant" and, together with any successor warrants, the "Warrants") to purchase shares of Common Stock (the "Warrant Shares") was originally issued pursuant to a subscription agreement dated February 6, 2002 between the Company and the Holder in connection with a private offering of securities by the Company (the "Offering").

     1. The rights represented by this Warrant shall be exercised at the price, subject to adjustment in accordance with Section 6 of this Warrant (the "Exercise Price"), and during the periods as follows:

(a) Prior to August 6, 2002 the Holder shall have no right to purchase any Warrant Shares hereunder.

(b) Between August 6, 2002 and February 5, 2005, inclusive, the Holder shall have the option to purchase all or any portion of the Warrant Shares hereunder at the Exercise Price. For purposes of the adjustments under Section 6 hereof, the Exercise Price shall be deemed to be $0.07 per share, subject to further adjustment as provided in such Section 6; and

(c) After February 5, 2005 the Holder shall have no right to purchase any Warrant Shares hereunder.

     2. (a) The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the exercise price then in effect for the number of Warrant Shares specified in the above-mentioned purchase form. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for Warrant Shares shall be issuable upon such exercise shall become the holder or holders of record of such Warrant Shares at that time and date. The certificates for the Warrant Shares so purchased and, if this Warrant shall have been exercised in part only, a Warrant representing the balance of the Warrant Shares, shall be delivered to the Holder as soon as practicable, but not later than seven (7) days after the rights represented by this Warrant shall have been so exercised.

     (b) At any time during the period above specified, during which this Warrant may be exercised, the Holder may, at its option and in lieu of payment as set forth in subsection (a) above, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in

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accordance  with  this  subsection  (b),  by  surrendering  this  Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares into which this Warrant is to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (x) the number of Warrant Shares specified by the Holder in its Notice of Exchange up to the maximum number of Warrant Shares subject to this Warrant (the "Total Number") less (y) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall mean first, if there is a trading market as indicated in subsection (i) below for the shares of Common Stock, such Fair Market Value per share of the Common Stock, and if there is no such trading market in the Common Stock, then Fair Market Value shall have the meaning indicated in subsections (ii) through (iii) below:

(i) if the Common Stock is listed on a domestic or foreign securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National or SmallCap Market, the Fair Market Value shall be the average of the last reported sale prices or the average of the means of the last reported bid and asked prices of the Common Stock on such exchange or market for the ten (10) business days ending on the last business day prior to the Exchange Date; or

(ii) if the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the means of the last reported bid and asked prices of the Common Stock for the ten (10) business days ending on the last business day prior to the Exchange Date; or

(iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exchange Date, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     3. This Warrant and the Warrant Shares may be transferred, sold, assigned or hypothecated ("Transferred") so long as any such assignment shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Warrant for cancellation at the office or agency of the Company referred to in Section 2 hereof, whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable hereunder; provided, however, that the Company shall receive, if it requests, an opinion of counsel at Holder's expense, to the effect that this Warrant or the Warrant
Shares, as the case may be, may be Transferred without registration under the Securities Act of 1933, as amended (the "Act").

4. The Company covenants and agrees that all Warrant Shares which may be issued upon exercise of this Warrant, upon issuance and payment therefor in accordance with the terms of this Warrant, will be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof solely by reason of being such holder. The Company further covenants and agrees that during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

5. Prior to exercise of this Warrant, this Warrant shall not entitle the Holder to any voting rights or any other rights, or subject the Holder to any liabilities, as a stockholder of the Company.

6. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common

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Stock,  (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)     The  Exercise  Price  shall  also  be  subject to adjustment as follows:

     (i) For purposes of this Subsection (b), the following definitions shall apply: (A) "Company Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities; (B) "Original Issue Date" shall mean February 6, 2002; (C) "Convertible Securities" shall mean any evidence of indebtedness, shares of capital stock (other than Common Stock) or other securities convertible into or exchangeable for Common Stock; and (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issue Date, other than shares of Common Stock issued at any time: (1) pursuant to the exercise of options, warrants or other Common Stock issued to employees, officers or directors of, or consultants or advisors to, or any strategic ally of, the Company pursuant to any stock purchase or stock option plan or other arrangement approved by the Board of Directors of the Company (the "Board of Directors"); (2) pursuant to the exercise of options, warrants or Convertible Securities outstanding as of the Original Issue Date; (3) in connection with the acquisition of all or part of another unaffiliated entity by stock acquisition, merger, consolidation or other reorganization, or by the purchase of all or part of the assets of such other entity where the Company or its stockholders own more than fifty (50%) percent of the voting power of the acquired, surviving, combined or successor company; or (4) in connection with issuance and/or conversion of those bridge notes contemplated in the letter of intent dated January 30, 2002 between the Company and Netword, Inc.

(ii) Subject to subsection (b)(1)(D) hereof, in the event the Company at any time or from time to time after the Original Issue Date shall issue any Company Options or Convertible Securities, then the number of shares of Common Stock actually issued upon the exercise of such Company Options or, in the case of Convertible Securities, the actual conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock.

(iii) In the event the Company, after the Original Issue Date, shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the then-applicable Exercise Price, then and in such event, such Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding (on a fully diluted basis) immediately prior to such issuance plus the quotient obtained by dividing (x) the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued by (y) the Exercise Price in effect immediately prior to such issuance, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding (on a fully diluted basis) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

(iv) For purposes of this Section 6, the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows. Such consideration shall insofar as it consists of cash, be computed at the net amount of cash received by the Company excluding expenses, discounts and commissions payable by the Company in connection with such issuance or sale and amounts paid or payable for accrued interest; insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as reasonably determined in good faith by the Board of Directors net of expenses as set forth in the immediately preceding clause; and in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration that covers both cash and property other than cash, the proportion of such consideration so received, computed as provided in the immediately two preceding clauses, shall be as reasonably determined, in good faith, by the Board of Directors. The consideration per share received by the Company for Additional Shares of Common Stock issued pursuant to Subsection (b)(ii) hereof, relating to Company Options and Convertible Securities, shall be determined by dividing the total amount, if any, received by the Company as consideration for the issuance of such Company Options or Convertible Securities, plus the aggregate amount of additional consideration paid to the Company upon the exercise of such Company Options or the conversion or exchange of such Convertible Securities, or in the case of Company Options for Convertible Securities, the exercise of such Company

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Options  for  Convertible  Securities  and  the  conversion  or exchange of such
Convertible Securities (subject to any adjustments in the exercise price thereof), by the number of shares of Common Stock issued upon the exercise of such Company Options or the conversion or exchange of such Convertible Securities or, in the case of Company Options for Convertible Securities, the exercise of such Company Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this Subsection (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled upon the prior written request of the Holder, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the Holders.

(d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than ten (10) days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise
Price and adjusted number of Warrant Shares issuable upon exercise of each Warrant and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) or (b) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (d), inclusive above.

(f)     In  case  any event shall occur as to which the other provisions of this
Section 6 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holder(s) of Warrant(s) representing the right to purchase a majority of the Warrant Shares may appoint a firm of independent public accountants reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

     7. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary of the Company in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall

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include  provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     8. This Agreement shall be governed by and in accordance with the laws of the State of New York.

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IN  WITNESS WHEREOF, Home Director, Inc. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated February 6, 2002.

                                        HOME  DIRECTOR,  INC.

                                        By:_____________________________
                                             Name:  Don  Witmer
                                             Title:  Chief  Executive  Officer
[corporate  seal]

Attest:
____________________________
Darryl  Stemm,  Assistant  Secretary

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                                  PURCHASE FORM


                (To be signed only upon exercise of the Warrant)


     The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________ shares of Common Stock, par value $.001 per share, of Home Director, Inc. and herewith makes payment of $___ therefor.



Dated:  __________




                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name:          _______________________________
          (Please  type  or  print  in  block  letters)

Address:     _______________________________

Signature:      ______________________________

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                                WARRANT EXCHANGE


     The undersigned, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ________ shares of Common Stock, par value $.001 per share, of Home Director, Inc., pursuant to the Warrant Exchange provisions of the Warrant.


Dated:  ____________



Print  Name:     __________________________


Address:     __________________________


Signature:     __________________________

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                                  TRANSFER FORM


                (To be signed only upon transfer of the Warrant)
        For value received, the undersigned hereby sells, assigns and transfers unto _____________ the right to purchase shares of Common Stock, par value $.001 per share, of Home Director, Inc. represented by the foregoing Warrant to the extent of ______ shares, and appoints __________ attorney to transfer such rights on the books of Home Director, Inc., with full power of substitution in the premises.



Dated:  ___________

                                          _____________________________________

                                          _____________________________________
                                              Address

In  the  presence  of:


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